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                                                                   EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                            INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 19, 1997, which appears on page 52 of the Applied Materials, Inc. Annual Report to Stockholders which is incorporated by reference in its Annual Report on Form 10-K for the year ended October 26, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
December 18, 1998